As filed with the Securities and Exchange Commission on July 3, 2023.

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Sixgomeow LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	6199	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

RM 023, 9/F BLK G KWAI SHING

IND BLDG(STAGE 2) 42-46 TAI LIN

PAI RD KWAI CHUNG NT HONG KONG

(Address, including zip code of Registrant’s principal executive offices)

(Name, address, including zip code of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

As filed with the Securities and Exchange Commission on July 3, 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering                ordinary shares. This is the initial public offering of ordinary shares of                               . The offering price of our ordinary shares in this offering is expected to be $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “LGM”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We and our subsidiaries face various legal and operational risks and uncertainties associated with being based in or having the majority of the operations in Hong Kong. Our subsidiaries are headquartered in Hong Kong with no operations in mainland China. However, since a majority of our subsidiaries’ clients are mainland China residents, we and our subsidiaries may become subject to certain laws of the People’s Republic of China (“China” or the “PRC”) and regulations as they continue to evolve, and we and our subsidiaries face uncertainties as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would apply to us and our subsidiaries. PRC laws and regulations are sometimes vague and uncertain, and as a result, to the extent that any PRC laws and regulations become applicable to us and/or our subsidiaries in the future, we and/or our subsidiaries may experience material changes in their operations, restrictions in our subsidiaries’ ability to accept foreign investments and/or our ability to list on a U.S. or other foreign exchange, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we are not currently required to obtain permission from or complete filing procedure with the PRC government to list on a U.S. securities exchange and consummate this offering; however there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of mainland China, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which took effect on March 31, 2023. We are not subject to the Trial Measures, because as of the date of this prospectus, our subsidiaries are incorporated in Hong Kong and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. If we later find out that we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the CSRC, the Cyberspace Administration of China (the “CAC”), or other PRC governmental authorities in connection with this offering under the PRC law, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our products in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors” and “Risk Factors — Risks Related to the Potential Impact of PRC Laws and Regulations on Our Subsidiaries’ Business — If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with this offering under PRC laws and regulations, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.”

As filed with the Securities and Exchange Commission on July 3, 2023.

Sixgomeow LTD is not an operating company but a United Kingdom holding company with operations primarily conducted by its subsidiaries. Investors in our Ordinary Shares thus are purchasing equity interest in a United Kingdom holding company. Sixgomeow LTD directly holds equity interests in its subsidiaries, and does not operate its business through variable interest entities. As of the date of this prospectus, Sixgomeow LTD does not have any subsidiaries incorporated in the mainland China. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Sixgomeow LTD and when describing the financial results of Sixgomeow LTD, also includes its subsidiaries. This structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us may be restricted by the debt they incur on their own behalf or laws and regulations applicable to them.

We also may face risks relating to the lack of Public Company Accounting Oversight Board (the “PCAOB”) inspection on our auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to invest or investigate completely for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

As filed with the Securities and Exchange Commission on July 3, 2023.

Furthermore, the PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as those of our subsidiaries, at any time. These risks, together with uncertainties in the legal system of mainland China and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer the Ordinary Shares, result in a material adverse change to our subsidiaries’ business operations, and damage our reputation, which could cause the Ordinary Shares to significantly decline in value or become worthless.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As filed with the Securities and Exchange Commission on July 3, 2023.

As filed with the Securities and Exchange Commission on July 3, 2023.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Our Mission

SIXGOMEOW sets the standard for national beauty salons and builds a one-kilometer skin beautification ecosystem.

Overview of Our Company

SIXGOMEOW is an Internet beauty industry empowerment platform, relying on the core concepts of "mentor disintermediation" and "site sharing" to provide consumers with convenient, cost-effective and fun beauty services, and is committed to becoming a disruptor of the chaotic domestic beauty industry .

SIXGOMEOW is committed to providing users with convenient, cost-effective, personalized, warm and happy beauty and skin care services. It redefines the miniaturized beauty industry complex with features such as monthly payment system, membership system, intelligence, no promotion throughout the process, and a large number of high-quality projects.

The Industry

Industry Introduction

1. Industrialization

The average development time of the national beauty industry is more than 20 years. From a single storefront service, it has developed into beauty, hairdressing, medical cosmetology, body, manicure, tattoo, image design, color storefront services, as well as professional vocational education, related professional equipment, Supplies, utensils, research and development, production and sales are the main comprehensive industries, and leading brands and leading enterprises have been born in each field.

2. Collectivization

The early beauty industry was dominated by small beauty workshops, and today's beauty industry has formed many representative companies that are grouped. Large-scale beauty institutions have more than a thousand franchise chain stores, such as Tianjin Routing Group, France Shiting International Beauty Chain Group, Shanghai "Natural Beauty", etc. They have their own production plants, training bases, research and development institutions, educational institutions, and " "Monitan" educational institution has dozens of chain-scale schools at home and abroad.

3. Mature

The early beauty industry, regardless of store decoration, equipment, technology, and supplies, seemed simple, rough, and irregular. At present, the overall maturity of the national beauty industry has been clearly reflected. Optimized through fundamental changes.

4. Marketization

The beauty and hairdressing industry is a human body industry with a very large space for expansion and expansion. Every part of it will extend to four levels of beautification, shaping, health and health preservation. Every level and every structural part of the human body expands vertically and horizontally with the concept of the nth power. Its living space and growth space are very broad, and its marketization is very strong. Based on this, the national beauty industry has emerged in various fields with excellent characteristic brands and characteristic service mechanisms that meet market demand.

1

As filed with the Securities and Exchange Commission on July 3, 2023.

5. Internationalization

In the early days of China's beauty industry, it borrowed more international names and brilliance, and international masters and international famous brands were flooded. But today, after joining the WTO, internationalization has been effectively reflected—the industry presents a phenomenon of two-way interaction at home and abroad, and the penetration is increasingly broad and frequent.

Industry Data

1. The total number of employees in the national beauty industry is about 11.2 million, which is one of the industries with the largest number of employees in the "tertiary industry".

2. There are about 1.532 million beauty institutions in cities and towns across the country.

3. The total operating income of the national urban beauty industry is 168.04 billion.

4. Every 10,000 urban residents in the country have an average of 32 beauty shops, and each beauty shop employs 5.1 people.

5. The average annual wage level of each beauty worker in cities and towns across the country is 11,600 yuan, which is slightly higher than the average wage level of all types of employees in the country.

6. The beauty industry accounts for 5.21% of the output value of the tertiary industry.

7. The average monthly beauty expenditure of the urban population is 21.33 yuan/month.

8. Large market demand, complex structure of employees, relatively strong experimentation and relatively low level of industrial structure are the four major characteristics of the current Chinese beauty industry.

Industry Pain Points

1. Difficult to attract customers

2. High employee turnover rate

3. Difficult to improve performance

4. Lack of core competitiveness

5. Blind selling

Customer Object

Compete with the public with small crowds, and compete with the whole age with rejuvenation

The banner of rejuvenation adopts the characteristics and details of rejuvenation that resonate with both young people and older people. Then it is possible to achieve the goal of winning the public with a small crowd and winning the whole age with youth.

2

As filed with the Securities and Exchange Commission on July 3, 2023.

Select rejuvenation elements that are acceptable and recognized by young people (under 22 years old) and sub-young people (22-35 years old), such as social software dialogue bubbles, flat pinkish colors, youthful IP for all ages, and Internet-enabled The language style and other elements of the atmosphere are used to refine the image. Combined with the previous marketing strategies, the unique image positioning of Liumiao in the terminal has been formed.

Our Corporate Structure

Risk Factors Summary

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have limited sources of working capital and will need substantial additional financing.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success depends on our ability to protect our intellectual property.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

3

As filed with the Securities and Exchange Commission on July 3, 2023.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

There may not be an active, liquid trading market for our Ordinary Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Implications of Being an Emerging Growth Company

4

As filed with the Securities and Exchange Commission on July 3, 2023.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●      may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●      are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●      are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●      are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●      are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●      are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●      will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●      we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●      for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●      we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●      we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●      we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●      we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

5

As filed with the Securities and Exchange Commission on July 3, 2023.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●      the requirement that a majority of the board of directors consist of independent directors;

●      the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●      the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●      the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

6

As filed with the Securities and Exchange Commission on July 3, 2023.

Offerings

Below is a summary of the terms of the offering:

Issuer	Sixgomeow LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Proposed Nasdaq Trading Symbol and Listing	LGM

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

7

As filed with the Securities and Exchange Commission on July 3, 2023.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

The beauty industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8

As filed with the Securities and Exchange Commission on July 3, 2023.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing of key personnel. We are dependent upon the services of Mr. Hongmin Qi, our Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts in the PRC. Additionally, Mr. Congjian Ye performs key functions in the operation of our business. We may not be able to retain Mr. Hongmin Qi and Mr. Congjian Ye for any given period of time. Although we have no reason to believe that Mr. Hongmin Qi and Mr. Congjian Ye will discontinue their services with us, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

9

As filed with the Securities and Exchange Commission on July 3, 2023.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in Hongkong and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in Hongkong, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

• our operating and financial performance;

• quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

• the public reaction to our press releases, our other public announcements and our filings with the SEC;

• strategic actions by our competitors;

• changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

• speculation in the press or investment community;

• the failure of research analysts to cover our Ordinary Shares;

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As filed with the Securities and Exchange Commission on July 3, 2023.

• sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

• changes in accounting principles, policies, guidance, interpretations or standards;

• additions or departures of key management personnel;

• actions by our shareholders;

• domestic and international economic, legal and regulatory factors unrelated to our performance; and

• the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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As filed with the Securities and Exchange Commission on July 3, 2023.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

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As filed with the Securities and Exchange Commission on July 3, 2023.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●      limited availability for market quotations for our securities;

●      reduced liquidity with respect to our securities;

●      a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

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As filed with the Securities and Exchange Commission on July 3, 2023.

●      limited amount of news and analyst coverage; and

●      a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●      actual or anticipated fluctuations in our revenue and other operating results;

●      the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●      actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●      announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●      price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●      lawsuits threatened or filed against us; and

●      other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●      In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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As filed with the Securities and Exchange Commission on July 3, 2023.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

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As filed with the Securities and Exchange Commission on July 3, 2023.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company；
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	changes in the laws that affect our operations；

●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

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As filed with the Securities and Exchange Commission on July 3, 2023.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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As filed with the Securities and Exchange Commission on July 3, 2023.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $                million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $                increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $                million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage

Brand promotion and marketing

Recruitment of talented personnel

Expansion of new offices and servicing scope

Enhancement of IT system

General working capital

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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As filed with the Securities and Exchange Commission on July 3, 2023.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Enterprise Taxation.”

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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As filed with the Securities and Exchange Commission on July 3, 2023.

CORPORATE STRUCTURE

Corporate Structure

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As filed with the Securities and Exchange Commission on July 3, 2023.

BUSINESS

Our Mission

SIXGOMEOW sets the standard for national beauty salons and builds a one-kilometer skin beautification ecosystem.

Overview of Our Company

SIXGOMEOW is an Internet beauty industry empowerment platform, relying on the core concepts of "mentor disintermediation" and "site sharing" to provide consumers with convenient, cost-effective and fun beauty services, and is committed to becoming a disruptor of the chaotic domestic beauty industry .

SIXGOMEOW is committed to providing users with convenient, cost-effective, personalized, warm and happy beauty and skin care services. It redefines the miniaturized beauty industry complex with features such as monthly payment system, membership system, intelligence, no promotion throughout the process, and a large number of high-quality projects. .

The Industry

Industry Introduction

1. Industrialization

The average development time of the national beauty industry is more than 20 years. From a single storefront service, it has developed into beauty, hairdressing, medical cosmetology, body, manicure, tattoo, image design, color storefront services, as well as professional vocational education, related professional equipment, Supplies, utensils, research and development, production and sales are the main comprehensive industries, and leading brands and leading enterprises have been born in each field.

2. Collectivization

The early beauty industry was dominated by small beauty workshops, and today's beauty industry has formed many representative companies that are grouped. Large-scale beauty institutions have more than a thousand franchise chain stores, such as Tianjin Routing Group, France Shiting International Beauty Chain Group, Shanghai "Natural Beauty", etc. They have their own production plants, training bases, research and development institutions, educational institutions, and " "Monitan" educational institution has dozens of chain-scale schools at home and abroad.

3. Mature

The early beauty industry, regardless of store decoration, equipment, technology, and supplies, seemed simple, rough, and irregular. At present, the overall maturity of the national beauty industry has been clearly reflected. Optimized through fundamental changes.

4. Marketization

The beauty and hairdressing industry is a human body industry with a very large space for expansion and expansion. Every part of it will extend to four levels of beautification, shaping, health and health preservation. Every level and every structural part of the human body expands vertically and horizontally with the concept of the nth power. Its living space and growth space are very broad, and its marketization is very strong. Based on this, the national beauty industry has emerged in various fields with excellent characteristic brands and characteristic service mechanisms that meet market demand.

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As filed with the Securities and Exchange Commission on July 3, 2023.

5. Internationalization

In the early days of China's beauty industry, it borrowed more international names and brilliance, and international masters and international famous brands were flooded. But today, after joining the WTO, internationalization has been effectively reflected—the industry presents a phenomenon of two-way interaction at home and abroad, and the penetration is increasingly broad and frequent.

Industry Data

2. The total number of employees in the national beauty industry is about 11.2 million, which is one of the industries with the largest number of employees in the "tertiary industry".

2. There are about 1.532 million beauty institutions in cities and towns across the country.

3. The total operating income of the national urban beauty industry is 168.04 billion.

4. Every 10,000 urban residents in the country have an average of 32 beauty shops, and each beauty shop employs 5.1 people.

5. The average annual wage level of each beauty worker in cities and towns across the country is 11,600 yuan, which is slightly higher than the average wage level of all types of employees in the country.

6. The beauty industry accounts for 5.21% of the output value of the tertiary industry.

7. The average monthly beauty expenditure of the urban population is 21.33 yuan/month.

8. Large market demand, complex structure of employees, relatively strong experimentation and relatively low level of industrial structure are the four major characteristics of the current Chinese beauty industry.

Industry Pain Points

1. Difficult to attract customers

2. High employee turnover rate

3. Difficult to improve performance

4. Lack of core competitiveness

5. Blind selling

Customer Object

Compete with the public with small crowds, and compete with the whole age with rejuvenation

The banner of rejuvenation adopts the characteristics and details of rejuvenation that resonate with both young people and older people. Then it is possible to achieve the goal of winning the public with a small crowd and winning the whole age with youth.

Select rejuvenation elements that are acceptable and recognized by young people (under 22 years old) and sub-young people (22-35 years old), such as social software dialogue bubbles, flat pinkish colors, youthful IP for all ages, and Internet-enabled The language style and other elements of the atmosphere are used to refine the image. Combined with the previous marketing strategies, the unique image positioning of Liumiao in the terminal has been formed.

22

As filed with the Securities and Exchange Commission on July 3, 2023.

REGULATIONS

Hong Kong Laws and Regulations

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”)

As we carry on businesses in Hong Kong, we are subject to the BRO, which requires every person (a company or an individual) carrying on a business in Hong Kong to register with the Inland Revenue Department and obtain a business registration certificate within one month of the commencement of the business. Business registration is a process based on application and does not involve government approval. Once the requisite criteria are met, a business registration certificate will be granted. Business registration serves to notify the Inland Revenue Department of the establishment of a business in Hong Kong and facilitate the collection of tax from businesses in Hong Kong.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”)

As we employed employees in our office in Hong Kong, we are hence subject to the provisions under the MPFSO. Section 7 of the MPFSO requires every employer of a relevant employee to take all practicable steps to ensure that the employee becomes a member of a registered scheme within the permitted period after the relevant time. Section 7A of the MPFSO requires an employer who is employing a relevant employee to, for each contribution period occurring after that commencement (i) from the employer’s own funds, contribute to the relevant registered scheme the amount determined in accordance with MPFSO; and (ii) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with MPFSO.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”)

As we have employees working in our office in Hong Kong, we are subject to the provisions under OSHO. The OSHO provides for protection of employees’ safety and health in workplaces. According to section 6(1) of the OSHO, employers must as far as reasonably practicably ensure the safety and health of their employees in workplace. An employer who fails to ensure the safety and health of employees in a workplace is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”)

As we have employees working in our office in Hong Kong, we are subject to the provisions under the ECO. The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and sets out, among others, the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment.

Under the ECO, if an employee sustains injuries or dies as a result of an accident arising out of and in the course of employment, the employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred.

Pursuant to section 40 of the ECO, all employers are required to take out insurance policies to cover their liabilities for injuries at work in respect of all their employees. An employer who fails to comply with the abovementioned is liable on conviction upon indictment to a fine at level 6 and to imprisonment for two years.

23

As filed with the Securities and Exchange Commission on July 3, 2023.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the “IRO”)

As we carry on our business through our production sites in the PRC and trading companies in Hong Kong, the provisions relating to transfer pricing for intra-group transactions in the IRO apply to us. The IRO contains provisions which require the adoption of the arm’s length principle for pricing in related party transactions.

Section 20A of the IRO gives the Inland Revenue Department (the “IRD”) wide powers to collect tax due from non-residents. The IRD may also make transfer pricing adjustments by disallowing expenses incurred by the Hong Kong resident under sections 16(1), 17(1)(b) and 17(1)(c) of the IRO and challenging the entire arrangement under general anti-avoidance provisions, such as sections 61 and 61A of the IRO.

In December 2009, the IRD released Departmental Interpretation and Practice Notes No. 46 (“DIPN 46”). DIPN 46 provides clarifications and guidance on the IRD’s views on transfer pricing and how it intends to apply the existing provisions of the IRO to establish whether related parties are transacting at arm’s length prices. Generally, the IRD would seek to apply the principles in the Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations issued by Organization for Economic Cooperation and Development, except where they are incompatible with the express provisions of the IRO.

In July 2018, the Inland Revenue (Amendment) No. 6 Ordinance 2018 was enacted to introduce a legislative framework to govern how the pricing for the supply of goods and services between associated parties should be determined and implemented. Codified international transfer pricing principles include, amongst others, the arm’s length principle for provision between associated persons, the separate enterprises principle for attributing income or loss of non-Hong Kong resident persons, and the three-tier transfer pricing documentation requirements relating to master file, local file and country-by-country report.

24

As filed with the Securities and Exchange Commission on July 3, 2023.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Hongmin Qi	34	Chairman of Board of Directors and Chief Executive Officer

Chongjian Ye	41	Vice Chairman of the Board and General Manager

Hongmin Qi is our Chairman of Board of Directors and Chief Executive Officer and has served as our chairman since our inception in 2023. Since 2015, Chairman Qi has been engaged in the planning and operation of beauty brands. During his career, the cumulative business scale has exceeded RMB 1 billion, he has served more than 700 brand owners, and has coached more than 2,300 business team founders. Manage over 40 beauty brands.

Chongjian Ye is our Vice Chairman of the Board and General Manager since 2023. Vice Chairman Ye has more than 6 years of operating experience in beauty brand operation. Vice Chairman Ye was the co-founder and CEO of Aifei Tianhou, and the co-founder and chief operating officer of Princess He.

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the SEC’ s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

25

As filed with the Securities and Exchange Commission on July 3, 2023.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•    appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•    setting clear hiring policies for employees or former employees of the independent auditor;

•    reviewing with the independent auditor any audit problems or difficulties and management’s response;

•    reviewing and approving all related-party transactions;

•    discussing the annual audited financial statements with management and the independent auditor;

•    discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•    reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•    reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•    reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•    reviewing policies with respect to risk assessment and risk management;

•    reviewing our disclosure controls and procedures and internal control over financial reporting;

•    reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•    establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•    periodically reviewing and reassessing the adequacy of our audit committee charter;

•    evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•    reporting regularly to the board of directors.

Compensation Committee

Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

•    reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•    reviewing and evaluating our executive compensation and benefits policies generally;

•    in consultation with our chief executive officer, periodically reviewing our management succession planning;

•    reporting to our board of directors periodically;

•    evaluating its own performance and reporting to our board of directors on such evaluation;

•    periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•    selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

26

As filed with the Securities and Exchange Commission on July 3, 2023.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

•    identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•    evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•    leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•    reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•    reviewing and approving compensation (including equity-based compensation) for our directors;

•    overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•    reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

27

As filed with the Securities and Exchange Commission on July 3, 2023.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock (i) as of and (ii) immediately following this offering, as adjusted to reflect the sale of shares of common stock by us, in each case, by the following individuals or groups:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before                 , 2023, which is 60 days after                 , 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:

Chongjian Ye	4,900,000	49%

Hongmin Qi	4,600,000	46%

All executive officers, continuing directors and director nominees as a group (4 persons)	9,500,000	95%

Other Beneficial Owners

Shenzhen Qianhai Longxiao Investment Consulting Co,. Ltd	300,000	3%

Shenzhen Junying Capital Management Co., Ltd	200,000	2%

28

As filed with the Securities and Exchange Commission on July 3, 2023.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

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As filed with the Securities and Exchange Commission on July 3, 2023.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●    1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●    the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

30

As filed with the Securities and Exchange Commission on July 3, 2023.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Coast Capital(UK), as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (7%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $                 . Such accountable out-of-pocket expenses include no more than $                in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $ and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $                , background checks expenses not to exceed $ , and DTC eligibility fees and expenses not to exceed $                . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

31

As filed with the Securities and Exchange Commission on July 3, 2023.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

32

As filed with the Securities and Exchange Commission on July 3, 2023.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)    you confirm and warrant that you are either:

(i)       “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)       “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)       person associated with the company under section 708(12) of the Corporations Act; or

(iv)       “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)       you warrant and agree that you will not offer any of the Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

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As filed with the Securities and Exchange Commission on July 3, 2023.

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

 Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

34

As filed with the Securities and Exchange Commission on July 3, 2023.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

35

As filed with the Securities and Exchange Commission on July 3, 2023.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

Socialist Republic of Vietnam. This document has not been and will not be registered or filed with, or approved by, and the shares have not been and will not be registered or filed with, or approved by, the State Securities Commission of Vietnam pursuant to securities laws of Vietnam and may not be offered or sold in Vietnam through a public offering or in circumstances which constitute an offer within the meaning of the securities laws of Vietnam.

36

As filed with the Securities and Exchange Commission on July 3, 2023.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains periodic and current reports, information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

37

As filed with the Securities and Exchange Commission on July 3, 2023.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIXGOMEOW Ltd. AND SUBSIDIARIES

TABLE OF CONTENTS

Unaudited Condensed Consolidated Financial Statements	38

Unaudited Condensed Consolidated Balance Sheets as of December 31, 2022	38

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Fiscal Years Ended December 31, 2022	39

Unaudited Condensed Consolidated Statements of Cash Flows for the Fiscal Years Ended June 30, 2022 and 2021	40

SIXGOMEOW Ltd. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2022 USD
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	1,520,004.66
Restricted cash
Accounts receivable, net
Prepaid expenses and other current assets	1,511,897.53
Other receivables
Inventories
Total current assets	3,031,902.19

Non- CURRENT ASSETS:
Property, plant and equipment, net
Other long-term assets and deposits
Operating lease right of use asset, net
Long-term prepaid expenses
Total non-current assets
Total assets	3,031,902.19

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts and other payables, and accruals
Taxes payable	7,515.16
Salary and welfare payable	4,800.00
Prepayments	1,250,000.00
Other payables	1,476,688.00
Total Current Liabilities	2,739,003.16

Non-Current Liabilities
Operating lease liabilities – non current
Long-term payables
Total non-current liabilities
TOTAL LIABILITIES	2,739,003.16

Shareholders’ equity
Ordinary shares
Subscription receivable
Additional paid in capital
Retained earnings	292,899.03
Accumulated other comprehensive income (loss)
Total Shareholders’ equity	292,899.03
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,031,902.19

38

As filed with the Securities and Exchange Commission on July 3, 2023.

SIXGOMEOW Ltd. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Income and Comprehensive Income

December 31, 2022 USD
REVENUES	3,031,855.71

COST OF REVENUES	2,130,000.00
Total Cost of revenues	901,855.71

OPERATING EXPENSES
Selling expenses	205,538.00
General and administrative expenses	395,850.00
Research and development expenses	7,392.00
Financial expenses	53.97
OPERATING EXPENSES

OTHER INCOME (EXPENSE)	0.45
Other income	0.45
Other expenses
INCOME BEFORE INCOME TAX EXPENSE	300,414.19
INCOME TAX EXPENSE	7,515.16
NET INCOME	292,899.03

39

As filed with the Securities and Exchange Commission on July 3, 2023.

SIXGOMEOW Ltd. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Cash Flows

December 31, 2022 USD
Cash flows from operating activities
Cash received from sales of finished goods, merchandise and services	3,031,855.71
Other cash received in connection with operating activities	880,046.48
Cash paid for the purchase of raw materials, merchandise and services	2,391,897.53
Net cash (used in) generated by operating activities	1,520,004.66

Cash flows from investing activities
Cash received from the recovery of short-term investments, long-term bond investments and long-term equity investments
Cash received from acquisition of investment income
Cash received from disposal of fixed assets, intangible assets and other non-current assets
Cash paid for short-term investments, long-term bond investments and long-term equity investments
Cash paid for the acquisition of fixed assets, intangible assets and other non-current assets
Net cash (used in) generated by investing activities

Cash flows from financing activities
Cash received for obtaining loans
Cash received from investors' investments
Cash paid for repayment of principal of borrowings
Cash paid for repayment of interest on borrowings
Cash paid for distribution of profits
Net cash (used in) generated financing activities
Net increase in cash	1,520,004.66
Cash balance at the end of the period	1,520,004.66

40

As filed with the Securities and Exchange Commission on July 3, 2023.

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 1 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, China, on the June 28, 2023.

Sixgomeow LTD

By:	/s/
Name: Hongmin Qi
Title: Chairman of Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
Hongmin Qi	Chairman of Board of Directors and Chief Executive Officer	June 28, 2023
Chongjian Ye	Vice Chairman of the Board and General Manager	June 28, 2023

41